As filed with the Securities and Exchange Commission on November 1, 1999
                                                 Registration No. 333-89345

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                            65-0723837
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)



               116 Huntington Avenue, Boston, Massachusetts 02116
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 STEVEN B. DODGE
                           American Tower Corporation
                              116 Huntington Avenue
                           Boston, Massachusetts 02116
                                 (617) 375-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             NORMAN A. BIKALES, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the box. |_|
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           AMERICAN TOWER CORPORATION
                       REGISTRATION STATEMENT ON FORM S-3

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

        Item 14. Other Expenses of Issuance and Distribution.

              The following expenses are the estimated expenses of the issuance and distribution of the securities (other than underwriting discounts and commissions) being registered, all of which will be paid by American Tower:

               Securities and Exchange Commission fee.........  $   166,818
               New York Stock Exchange listing fee............        1,500
               Accountants' fees and expenses.................      300,000
               Legal fees and expenses........................      300,000
               Miscellaneous..................................      231,682
                                                              --------------
                   Total                                        $ 1,000,000
                                                              ==============

         The foregoing, except for the SEC and NYSE fees, are estimated.

        Item 15. Indemnification of Directors and Officers.

              Section 145 of the DGCL provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of ATC may and, in certain cases, must be indemnified by ATC against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ATC and, in a non-derivative action, which involves a criminal proceeding, in which such person had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to ATC, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

         Article XII of ATC's By-Laws provides that ATC shall indemnify each person who is or was an officer or director of ATC to the fullest extent permitted by Section 145 of the DGCL.

              Article Sixth of ATC's Restated Certificate states than no director of ATC shall be personally liable to ATC or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) breach of the director's duty of loyalty to ATC or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) liability under Section 174 of the DGCL relating to certain unlawful dividends and stock repurchases, or
              (iv) any transaction from which the director derived an improper personal benefit.

       Item 16. Exhibits.

         Listed below are the exhibits which are filed as part of this Registration Statement on Form S-3 (according to the number assigned to them in Item 601 of Regulation S-K). Each exhibit marked by a (*) is incorporated by reference to the initial filing of this Registration Statement on Form S-3 (File No. 333-89345) on October 20, 1999.

        Exhibit No.  Description of Document                                           Exhibit File No.
        4.1          Indenture, by and between the Company and The Bank of New York as
                     Trustee, for the 6.25% Notes, dated as of October 4, 1999,
                     including form of 6.25% Note                                      (*4.1)
        4.2          Indenture by and between the Company and The Bank of New York as
                     Trustee, for the 2.25% Notes, dated as of October 4, 1999,
                     including the form of 2.25% Note.                                 (*4.2)
        4.3          Form of 6.25% Note (included in Exhibit 4.1)                      Filed as part of Exhibit 4.1(*)
        4.4          Form of 2.25% Note (included in Exhibit 4.2)                      Filed as part of Exhibit 4.2(*)
        4.5          Registration Rights Agreement, by and between the Company and the
                     Initial Purchasers named therein, dated as of October 4, 1999     (*4.5)
        5            Opinion of Sullivan & Worcester LLP                               Filed herewith as Exhibit 5
        8            Tax Opinion of Sullivan & Worcester LLP                           Filed herewith as Exhibit 8
        12           Statement Regarding  Computation of Ratios of Earnings to Fixed
                     Charges                                                           (*12)
        23           Consent of Sullivan & Worcester LLP                               Contained in the opinion of
                                                                                       Sullivan & Worcester LLP filed
                                                                                       herewith as part of Exhibits 5
                                                                                       and 8
        23.1         Independent Auditors' Consent--Deloitte & Touche LLP              (*23.1)
        23.2         Consent of KPMG LLP                                               (*23.2)
        23.3         Consent of KPMG LLP                                               (*23.3)
        23.4         Consent of Ernst & Young LLP                                      (*23.4)
        23.5         Consent of Ernst & Young LLP                                      (*23.5)
        23.6         Consent of KPMG LLP                                               (*23.6)
        23.7         Consent of Arthur Andersen LLP                                    (*23.7)
        23.8         Consent of KPMG LLP                                               (*23.8)
        24           Power of Attorney                                                 Filed as page II-4 of the
                                                                                       Registration Statement(*)
        25           Statement of Eligibility of Trustee on Form T-1                   (*25)

        Item 17. Undertakings.

        (a)       The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

       provided,   however,  that  the  undertakings  set  forth  in  paragraphs
       (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the
       Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       (d) The undersigned registrant hereby undertakes:

            (1) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

            (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was effective.

            (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the first day of November, 1999.

                                             AMERICAN TOWER CORPORATION


                                             By:        *
                                                 Steven B. Dodge
                                                Chairman of the Board, President
                                                and Chief Executive Officer

                      Signature                                    Title                              Date

                              *                    Chairman, President, Chief                   November 1, 1999
                       Steven B. Dodge             Executive Officer and Director

                              *                    Chief Financial Officer and                  November 1, 1999
                        Joseph L. Winn             Treasurer

                  /s/ Justin D. Benincasa*         Vice President and Corporate                 November 1, 1999
                        Justin D. Benincasa        Controller

                              *                    Executive Vice President and                 November 1, 1999
                        Alan L. Box                Director

                              *                    Director                                     November 1, 1999
                        Arnold L. Chavkin

                              *                    Director                                     November 1, 1999
                         Dean H. Eisner

                              *                    Director                                     November 1, 1999
                         Jack D. Furst

                              *                    Executive Vice President and                 November 1, 1999
                        J.Michael Gearon, Jr.      Director

                              *                    Director                                     November 1, 1999
                         Fred R. Lummis

                              *                    Director                                     November 1, 1999
                         Randall Mays


                                      II-5

                              *                    Director                                     November 1, 1999
                         Thomas H. Stoner

                              *                    Director                                     November 1, 1999
                         Maggie Wilderotter

                  *By: /s/ Justin D. Benincasa
                       Justin D. Benincasa
                       Attorney-in-Fact


                                  EXHIBIT INDEX

         Listed below are the exhibits which are filed as part of this Registration Statement on Form S-3 (according to the number assigned to them in Item 601 of Regulation S-K). Each exhibit marked by a (*) is incorporated by reference to the initial filing of this Registration Statement on Form S-3 (File No. 333-89345) on October 20, 1999.

        Exhibit No. Description of Document                                            Exhibit File No.
        4.1         Indenture, by and between the Company and The Bank of New York as
                    Trustee, for the 6.25% Notes, dated as of October 4, 1999,
                    including form of 6.25% Note                                       (*4.1)
        4.2         Indenture by and between the Company and The Bank of New York as
                    Trustee, for the 2.25% Notes, dated as of October 4, 1999,
                    including the form of 2.25% Note.                                  (*4.2)
        4.3         Form of 6.25% Note (included in Exhibit 4.1)                       Filed as part of Exhibit 4.1(*)
        4.4         Form of 2.25% Note (included in Exhibit 4.2)                       Filed as part of Exhibit 4.2(*)
        4.5         Registration Rights Agreement, by and between the Company and the
                    Initial Purchasers named therein, dated as of October 4, 1999      (*4.5)
        5           Opinion of Sullivan & Worcester LLP                                Filed herewith as Exhibit 5
        8           Tax Opinion of Sullivan & Worcester LLP                            Filed herewith as Exhibit 8
        12          Statement Regarding  Computation of Ratios of Earnings to Fixed
                    Charges                                                            (*12)
        23          Consent of Sullivan & Worcester LLP                                Contained in the opinion of
                                                                                       Sullivan & Worcester LLP filed
                                                                                       herewith as part of Exhibits 5
                                                                                       and 8
        23.1        Independent Auditors' Consent--Deloitte & Touche LLP               (*23.1)
        23.2        Consent of KPMG LLP                                                (*23.2)
        23.3        Consent of KPMG LLP                                                (*23.3)
        23.4        Consent of Ernst & Young LLP                                       (*23.4)
        23.5        Consent of Ernst & Young LLP                                       (*23.5)
        23.6        Consent of KPMG LLP                                                (*23.6)
        23.7        Consent of Arthur Andersen LLP                                     (*23.7)
        23.8        Consent of KPMG LLP                                                (*23.8)
        24          Power of Attorney                                                  Filed as page II-4 of the
                                                                                       Registration Statement(*)
        25          Statement of Eligibility of Trustee on Form T-1                    (*25)